UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2026

Neuraxis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41775	45-5079684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11611 N. Meridian St, Suite 330

Carmel, IN 46032

(Address of principal executive offices)

Registrant’s telephone number, including area code: (812) 689-0791

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NRXS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 10, 2026, Neuraxis, Inc. (the “Company”) held an annual meeting of stockholders (the “Annual Meeting”) at 11611 N. Meridian Street, Suite 330, Carmel, Indiana 46032.

As of the close of business on April 14, 2026, the record date for the Annual Meeting (the “Record Date”), (i) 11,505,421 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) were outstanding and entitled to 11,505,421 votes, and (ii) 3,796,907 shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) were outstanding and entitled to 2,378,059 votes. At the Annual Meeting, a total of 10,206,763 votes, comprised of shares of the Company’s Common Stock and Series B Preferred Stock, equivalent to approximately 73.51% of the outstanding votes, were represented in person or by proxy at the Annual Meeting, constituting a quorum. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

1. The six nominees for director were elected to serve a one-year term as follows:

Director	Votes For	% Votes For	Votes Withheld	% Votes Withheld
Brian Carrico	7,676,496	99.68%	24,401	0.32%
Dr. Christopher R Brown	7,637,755	99.18%	63,142	0.82%
Bradley Mitch Watkins	7,480,844	97.14%	220,053	2.86%
Beth Keyser	7,480,517	97.14%	220,380	2.86%
Kristen Ferge	7,442,259	96.64%	258,638	3.36%
Dr. Gilad Aharon	7,676,498	99.68%	24,399	0.32%

2. The proposal to ratify the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was approved as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstained
10,187,191	2,757	0	16,815

3. The proposal regarding the amendment to Neuraxis, Inc. 2022 Omnibus Securities and Incentive Plan was approved as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstained
6,730,816	727,030	2,505,866	243,051

Prior to the Annual Meeting, the Neuraxis, Inc. 2022 Omnibus Securities and Incentive Plan (the “Incentive Plan”) had twice been previously amended. Each amendment solely related to Section 5.1 of the Incentive Plan. The third amendment to the Incentive Plan approved by the Company’s stockholders at the Annual Meeting also solely related to Section 5.1 of the Plan.

The Incentive Plan, as amended and currently in effect following the Annual Meeting, is attached hereto as Exhibit 10.1.

4. The proposal regarding the Neuraxis, Inc. 2025 Employee Stock Purchase Plan was approved as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstained
7,572,343	122,240	2,505,866	6,314

The Neuraxis, Inc. 2025 Employee Stock Purchase Plan (the “ESPP”) was filed as an exhibit to a Current Report on Form 8-K filed by the Company on July 3, 2025. Prior to the Annual Meeting, the Board approved changing Section 5(c) of the ESPP so that no employee may receive purchase rights pursuant to the ESPP if, immediately after grant, the employee would own 10% or more of the Company’s voting power or value. The original Section 5(c) of the ESPP had a 5% limitation.

The ESPP, as currently in effect following the Annual Meeting, is attached hereto as Exhibit 10.2.

Exhibit No.	Description
10.1	Neuraxis, Inc. 2022 Omnibus Securities and Incentive Plan, as amended

10.2	Neuraxis, Inc. 2025 Employee Stock Purchase Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2026	NEURAXIS, INC.

	By:	/s/ Brian Carrico
	Name:	Brian Carrico
	Title:	President and Chief Executive Officer